Exhibit 99.1

Correcting and Replacing - Gulf Resources Announces Fourth Quarter and Full Year 2020 Financial Results

SHOUGUANG, China, April 09, 2021 (GLOBE NEWSWIRE) -- In a table titled Income (Loss) from Operations contained in the press release published at 16:45PM ET on April 8, 2021, titled “Gulf Resources Announces Fourth Quarter and Full Year 2020 Financial Results, ” the Income (loss) from Operations for the bromine segment and the crude salt segment for the fourth quarter was changed to $3,999,802 and $(980,162), respectively. The changes did not affect the Company’s income (loss) from operations before corporate costs for the quarter ended December 31, 2020 or for the year ended December 31, 2020.

Set out below is the corrected press release in its entirety.

Gulf Resources, Inc. (Nasdaq: GURE) ("Gulf Resources", “we,” or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced financial results for the fourth quarter and full fiscal year 2020 ended December 31, 2020.

Highlights:

•	First profitable quarter in three years

•	Positive cash flow from operations

•	Strong balance sheet. Large cash reserves

•	Rising price of bromine and expected completion of the new Yuxin Chemical Factory in 2021 supports increasingly optimistic view of the future.

Fourth Quarter 2020 Financial Results

Despite the facts that our new chemical factory is still under construction, our trial production at our natural gas well in Sichuan has to be temporarily halted, only 4 of our 7 bromine and crude salt factories are open, the government forced the seasonal closing of all factories from December 25, 2020 to February 19, 2021, and winter is normally the slowest production season of the year because of the temperature, Gulf Resources was still able to record the first profitable quarter in the past three years since the initiation of the original shutdown for rectification and environmental improvement.

Full Year and 4THQuarter Results(Expressed in U.S. dollars)

	2020 (A)	9 Months (B)	Q4-2020 (C)
NET REVENUE	28,207,024	16,399,338	11,807,686

OPERATING EXPENSE
Cost of net revenue	19,415,034	12,694,271	6,720,763
Sales, marketing and other operating expenses	42,663	28,866	13,797
Direct labor and factory overheads incurred during plant shutdown	8,170,390	6,886,215	1,284,175
General and administrative expenses	10,239,943	7,297,010	2,942,933
Other operating expense	22,386	15,775	6,611
Total Expenses	37,890,416	26,922,137	10,968,279
Income (Loss) from Operations	(9,683,392)	(10,522,799)	839,407
Interest	154,877	114,089	40,788
Income (Loss) Before Taxes	(9,528,515)	(10,408,710)	880,195

(A)   Information represents are audited by company auditor
(B)   “The 9 months” represents the financial results for the nine months ended September 30, 2020 as filed in the 10-Q on November 16, 2020.
(C)    C=A-B

These results also include $1,284,175 of direct labor and factory overheads incurred during the plant shutdowns in 4th quarter. If this total is added back to our income, our operating businesses would earned $2,164,370 during the fourth quarter.

During the 4th quarter, our bromine business, despite the early closure for Chinese New Year, recorded income from operations before corporate costs of almost $4 million. Our chemical business, which is under construction, recorded loss from operations before corporate costs of $706,359. Our natural gas business recorded loss from operations before corporate costs of $53,848, and our crude salt business recorded loss from operations before corporate costs of $980,162. As we have noted, the winter season is always a weak season for our crude salt business. It is difficult to process and mine crude salt when temperatures are too low.

Income (Loss) from Operations

Segment:	Fiscal Year 2020	9 Months	Q4
Bromine	1,616,542	(2,383,260)	3,999,802
Crude Salt	(3,589,494)	(2,609,332)	(980,162)
Chemical Products	(2,745,297)	(2,038,938)	(706,359)
Natural Gas	(204,514)	(150,666)	(53,848)
Income (loss) from operations before corporate costs	(4,922,763)	(7,182,196)	2,259,433

We believe we reached good profitability in our bromine business during this quarter.

In the 4th Quarter, we generated cash from operations of $6,047,617 compared to cash used in operations of $2,988,472 in the previous year, an improvement of $9,036,089 over the results from the previous year.

As the Chinese economy continues to recover and production has resumed after the Chinese New Year, the price of bromine has continued to increase. Based on monthly prices from CEIC Data Group (ceicdata.com) and spot prices from Sunsirs Commodity Data Group (sunsirs.com), the price of bromine on April 5, 2021 was RMB 36,222 per ton. This is an increase of 23.5% from Q2 2020, 29.3% from Q3 2020, and 11.4% from Q4 2020.

Bromine Prices In China
Period	Price	Change to 4/5/21
Q2-2020	29,333	23.5%
Q3-2020	28,017	29.3%
Q4-2020	32,087	11.4%
Q1-2021	34,493	4.8%
4/5/21	36,222

With the current level of bromine prices, we are optimistic about the future in our bromine segment.

We are working with the local authorities in Shandong Province to finalize the issues related to our three remaining bromine and crude salt factories. While we may have to build additional aqueducts, wells and secure additional land for our salt ponds, we remain optimistic that we will receive approvals to reopen these facilities in 2021.

We are also making progress in the construction of our Yuxin Chemical factory. We expect to have construction completed around June 2021. We will install the machinery and test the equipment during the remainder of the year and expect to begin trial production by the start of 2022. While this new factory will be smaller than the combined two old factories, the Company expects it to make higher net profit margin as we plan to focus more on the higher margin pharmaceutical intermediate products. We are optimistic by the progress we are making on constructing our new factories. Management expects to continue to post photos on its website so investors can track the progress of the construction of the chemical factories.

We also remain optimistic about the opportunities for our natural gas and brine business in Sichuan Province. We are working with the governments of Tianbao Town, Daying County, and Sichuan Province in China closely, and plan to proceed with its applications for the natural gas and brine project approvals with related government departments after the government has finalized the land and resources planning for Sichuan Province.

Full Year 2020 Financial Results

In 2020, net revenues increased 166% to $28,207,024. Gross profits increased 70% to $8,791,990. This loss included $8,170,390 of direct labor and factory overheads incurred during the plant shutdown. G&A expenses declined 23% to $10,239,943. Our loss from operations declined 58% to $9,683,392. Our net loss declined 67% to $8,420,044. We lost $0.87 per share compared to $2.73 per share in 2019.

Cash Flow
Our cash flow showed significant improvement. We generated net cash from operations of $9,305,627 compared to net cash used in operations of $15,309,112 in 2019.

During 2020, we purchased $21,719,369 of property, plant, and equipment. Of this total, $17,914,948 was for our new Yuxin Chemical factory, $3,157,669 was for our bromine business, and $646,752 was for our crude salt business.

Capital Expenditures
In 2020, we spent $21,719,369 compared to $60,611,949 in 2019 on property, plant and equipment. This includes major investments in our new Yuxin Chemical Factory, new bromine and crude salt factories, and newly drilled wells.

Balance Sheet

Our balance sheet remains strong. At Dec. 31, 2020,

•	Cash equaled $94,222,538

•	Cash per share equaled $9.43*

•	Net cash (cash minus all liabilities) equaled $77,208,993

•	Net cash per share equaled $7.72*

•	Current assets equaled $107,310,965

•	Current liabilities equaled $7,102,300

•	Working capital equaled $100,208,665

•	[Working capital per share equaled $10.02*

•	Shareholders’ equity equaled $277,024,273

•	Shareholders’ equity per share equaled $27.71*

With our strong balance sheet, the Company expects to be able to complete construction of its Yuxin chemical factory, open its remaining bromine and crude salt facilities, drill new wells, restore operations in Sichuan province, and acquire more bromine and downstream chemical facilities.

Commentary

Mr. Xiaobin Liu, the CEO of Gulf Resources stated. “We are very pleased to have delivered a profitable quarter to our shareholders. The last three years have been very long and painful. The process of improving the environment and protecting the people of China is extremely complex. At the time our factories were first closed, we also did not expect the destruction we saw from TyhoonLekima, the most destructive typhoon to hit China.”

“Now,” Mr. Liu further stated, “most of the problems are behind us. We have 4 bromine and crude salt factories in operation. The price of bromine is nearing historic highs. We expect the price of bromine to remain high because demand is increasing, especially with COVID, and there are lesser competitors. As we have noted, many of the smaller companies did not have the capital to complete rectification. We also expect to receive the approvals for these bromine and salt factories in the second half of 2021. However, there is no assurance that we will be able to obtain the approvals necessary to operate those factories from the government.”

“Construction on our new chemical factory is on schedule,” Mr. Liu added. “We expect this factory will make higher net profit margin as we plan to focus more on the higher margin pharmaceutical intermediate products. As with Yuxin Chemical Factory, many chemical factories have been permanently closed, with less competition, more demand, and new equipment, we are very excited about the opportunities in chemicals. We are also committed to our natural gas and brine project in Sichuan, Petro-China has made one of the largest natural gas discoveries in Chinese history in the same town as our well. The Company plans to proceed with its applications for the natural gas and brine project approvals with related government departments after the governmental planning has been finalized.”

“I would like to thank our management, our employees, and our shareholders for their patience during this extremely trying period,” Mr. Liu continued. “In September 2017, I could not have understood how many different problems we would have to address. Now, however, we have excellent visibility towards the future, and what we see is very exciting. We believe we are in a position to produce earnings for our company once all our facilities are back in operation.”

“Finally,” Mr. Liu concluded. “We are working hard to respond to the requests of our shareholders. We have updated our website and will continue to make improvements. We appreciate you support and hope to have continuing positive news.

(*These calculations are based on the number of shares outstanding of 9,997,477 shares as of December 31, 2020)

Conference Call

Gulf Resources management will host a conference call on Friday, April 9, 2021 at 08:00 AM EDT to discuss financial results for fourth quarter and full year 2020.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 407-8031 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (201)689-8031, and please reference to “Gulf Resources” while dial in.

The webcasting is also available then, just simply click on the link below:
http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 04/09/202111:00 ET - 04/16/202111:00 ET. To access the replay, call +1 (877) 481-4010. International callers should call +1 (919) 882-2331. The Replay Passcode is 40701.

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), ShouguangYuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The Company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the Company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, the risks associated with the COVID-19 pandemic outbreak, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the Company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:	http://www.gulfresourcesinc.com
Director of Investor Relations
Helen Xu (Haiyan Xu)
beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	December 31, 2020	December 31, 2019
Current Assets
Cash	$94,222,538	$100,301,986
Accounts receivable	6,521,798	4,877,106
Inventories, net	419,609	690,087
Prepayments and deposits	6,146,461	1,332,970
Prepaid land leases	—	—
Other receivables	559	559
Total Current Assets	107,310,965	107,202,708
Non-Current Assets
Property, plant and equipment, net	148,947,689	137,994,949
Finance lease right-of use assets	186,272	179,526
Operating lease right-of –use assets	8,868,661	8,817,884
Prepaid land leases, net of current portion	10,134,004	9,115,276
Deferred tax assets	18,590,227	15,940,642
Total non-current assets	186,726,853	172,048,277
Total Assets	$294,037,818	$279,250,985
Commitment and Contingencies
Liabilities and Stockholders’ Equity
Current Liabilities
Payable and accrued expenses	$5,081,701	$1,106,048
Retention payable	—	3,805,483
Taxes payable-current	1,326,179	779,623
Finance lease liability, current portion	217,070	198,506
Operating lease liabilities, current portion	477,350	416,604
Total Current Liabilities	7,102,300	6,306,264
Non-Current Liabilities
Finance lease liability, net of current portion	1,888,903	1,905,772
Operating lease liabilities, net of current portion	8,022,342	7,931,849
Total Non-Current Liabilities	9,911,245	9,837,621
Total Liabilities	17,013,545	16,143,885

Commitment and Contingencies	—	—

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 10,043,307 and 9,563,257 shares issued; and 9,997,477 and 9,517,427 shares outstanding as of December 31, 2020 and December 31, 2019	24,139	23,904
Treasury stock; 45,830 and 45,830 shares as of December 31, 2020 and December 31, 2019 at cost	(510,329)	(510,329)
Additional paid-in capital	97,435,316	95,043,388
Retained earnings unappropriated	151,388,356	159,808,400
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income (loss)	4,453,247	(15,491,807)
Total Stockholders’ Equity	277,024,273	263,107,100
Total Liabilities and Stockholders’ Equity	$294,037,818	$279,250,985

The accompanying notes are an integral part of these consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2020	2019

NET REVENUE	$28,207,024	$10,596,521

OPERATING EXPENSE
Cost of net revenue	(19,415,034)	(5,430,269)
Sales, marketing and other operating expenses	(42,663)	(12,434)
Direct labor and factory overheads incurred during plant shutdown	(8,170,390)	(15,175,280)
General and administrative expenses	(10,239,943)	(13,272,921)
Other operating expense	(22,386)	—
	(37,890,416)	(33,890,904)

LOSS FROM OPERATIONS	(9,683,392)	(23,294,383)

OTHER INCOME (EXPENSE)
Interest expense	(136,430)	(145,445)
Interest income	291,307	446,770
LOSS BEFORE INCOME TAXES	(9,528,515)	(22,993,058)

INCOME TAX (EXPENSE) BENEFIT	1,108,471	(2,806,987)
NET LOSS	$(8,420,044)	$(25,800,045)

COMPREHENSIVE INCOME (LOSS):
NET LOSS	$(8,420,044)	$(25,800,045)
OTHER COMPREHENSIVE INCOME (LOSS)
- Foreign currency translation adjustments	19,945,054	(5,013,759)
COMPREHENSIVE INCOME (LOSS)	$11,525,010	$(30,813,804)

BASIC AND DILUTED LOSS PER SHARE	$(0.87)	$(2.73)

BASIC AND DILUTED WEIGHTED AVERAGE NUMBER OF SHARES:	9,650,619	9,465,432

The accompanying notes are an integral part of these consolidated financial statements.

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)

	Years Ended December 31,
	2020	2019
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(8,420,044)	$(25,800,045)
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Interest on capital lease obligation	135,936	144,881
Depreciation and amortization	15,987,860	14,060,927
Unrealized translation difference	1,832,026	(421,657)
Deferred tax asset	(1,108,471)	2,746,770
Stock-based compensation expense	2,392,163	45,900
Shares issued from treasury stock for services	—	21,600
Changes in assets and liabilities
Accounts receivable	(1,161,704)	(5,070,180)
Other receivables	—	11,794
Inventories	292,101	(700,476)
Prepayment and deposits	(6,925)	14,166
Accounts and Other payable and accrued expenses	342,790	(102,963)
Taxes payable	(449,915)	(374,575)
Prepaid land leases	(372,259)	—
Operating lease	(157,931)	114,746
Net cash provided by (used in) operating activities	9,305,627	(15,309,112)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property, plant and equipment	(21,719,369)	(60,611,949)
Net cash used in investing activities	(21,719,369)	(60,611,949)

CASH FLOWS FROM FINANCING ACTIVITIES
Repayment of finance lease obligation	(264,976)	(275,509)
Net cash used in financing activities	(264,976)	(275,509)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	6,599,270	(2,500,379)
NET DECREASE IN CASH AND CASH EQUIVALENTS	(6,079,448)	(78,696,949)
CASH AND CASH EQUIVALENTS - BEGINNING OF YEAR	100,301,986	178,998,935
CASH AND CASH EQUIVALENTS - END OF YEAR	$94,222,538	$100,301,986

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)
(Expressed in U.S. dollars)

	Years Ended December 31,
	2020	2019
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year for:
Income taxes	$—	$—
Interest on finance lease obligation	$136,774	$149,286
Operating right-of-use assets obtained in exchange for lease obligations	$—	$8,241,818
SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES
Purchase of Property, plant and equipment included in Payable and accrued expenses	$3,537,644	$3,515,132
Par value of common stock issued upon cashless exercise of options	$—	$379

The accompanying notes are an integral part of these consolidated financial statements.